Exhibit 10.14

                          BUSINESS CONSULTANT AGREEMENT
                          -----------------------------

      THIS BUSINESS CONSULTANT AGREEMENT (the "Agreement") is made and entered into the 21st day of August, 2001, by and between MK Associates, Inc., a Florida corporation, having its principal place of business at 6618 N.W. 23rd Terrace, Boca Raton, Florida ("MK"), and Safe Transportation Systems, Inc., a Florida corporation, having its principal place of business at 3871 Airport Way, Bellingha, WA 98226 ("STS").

                              W I T N E S S E T H:

      WHEREAS, STS has requested MK to provide expertise in the areas of capital raising, shareholder communications and public relations to support its business and growth; and

      WHEREAS, MK desires to provide financial and business advice to STS and assist STS through introductions to members of the investment community.

      NOW THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein, the parties agree as follows:

      1   AGREEMENT; SCOPE

          1.1  Engagement.

               STS hereby agrees to engage MK to provide the services specified in Section 2 below and MK hereby agrees to provide such services to STS upon the terms and conditions hereinafter set forth.

          1.2  Relationship of the Parties.

               It is expressly acknowledged by the parties hereto that MK is an independent contractor and nothing in this Agreement is intended nor shall be construed to create an employer/employee relationship, a joint venture of any kind including any landlord/tenant relationship between STS and MK. STS shall not have any right to exercise any control or discretion over the manner or method by which MK performs services hereunder; provided, however, the services to be provided by MK hereunder shall be provided in a manner consistent with the professional standards governing such services and the provisions of this Agreement. Neither party shall have any authority to act for or the other party, except as expressly provided herein.

      2   SERVICES

          2.1  Advice and Counsel.

               MK will provide advice and counsel to STS concerning business and financial plans, strategy and negotiations with potential lenders and investors, merger/acquisition candidates, joint ventures,

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               corporate  partners and others  involving  financial and business related transactions.

          2.2  Introductions to the Investment Community.

               MK has substantial contracts among members of the investment community throughout the United States. MK shall introduce these contracts to STS so as to enable STS to establish relationships with investment banking firms, securities dealers and investment professionals and to provide them with corporate information about STS on a regular and continuous basis. MK understands that this is in keeping with STS's business objective to establish a nationwide network of securities firms and investment professionals who have an interest in STS. STS understands and agrees that MK shall only make introductions to potential investors and conduct only ministerial, non-sales activities with respect to the offer or sale of any securities to be issued by STS.

          2.3  Market-Making Intelligence.

               MK has access through its associates and personnel to certain information concerning the securities markets in the United States. MK will monitor and react to sensitive market information on a timely basis and provide advice, counsel and proprietary intelligence (including but not limited to information of price, volume and the identification of market-makers, buyers and sellers) to STS in a timely fashion with respect to securities in which STS has an interest. STS understands that this information is available from other sources but acknowledges that MK can provide it in a more timely fashion and with substantial value-added interpretation of such information.

          2.4  Due Diligence.

               MK shall undertake due diligence with respect to proposed financial and business transactions involving STS, including investigation and advice relating to the financials, valuation and stock price implications of said transactions.

          2.5  Additional Services.

               MK may provide such further and additional services as is necessary to fulfill its engagement or may be mutually agreed upon by the parties.

          2.6  Best Efforts.

               MK shall devote such time and best efforts as may be reasonably necessary to perform the foregoing services. STS expressly acknowledges and understands that MK cannot guarantee results concerning the investment of capital in STS or the successful consummation of any transaction contemplated by STS.



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          2.7  Limitation of Services.

               2.7.1 It is expressly acknowledged that MK has not agreed with STS, in this Agreement or any other agreement, verbal or written, to offer or sell any security or be a market-maker or securities dealer in any security.

               2.7.2 The compensation paid to MK herein is not, and shall not be construed as, compensation for the offer or sale of any security or for the purpose of making a market or acting as a dealer in any security, or the submission of an application to make a market in any security.

               2.7.3 The parties agree that the services to be provided by MK shall not be for the purpose of affecting the price of any security or influencing market making activities in any security, including, but not limited to, the submission of an application to make a market, the entry of bid/ask quotations or retail securities trading activities.

      3    COMPENSATION

           In consideration of the services to be performed by MK hereunder, STS shall pay and deliver to MK the funds, securities or other property or assets specified in Exhibit A hereto and at the time(s) specified therein. Any such property or assets shall be free and clear of all liens and encumbrances.

      4    STS REPRESENTATIONS AND WARRANTIES

           STS hereby represents and warrants to MK, as follows:

          4.1  Authorization.

               STS has the full power and authority to enter into this Agreement and to carry out the transactions contemplated hereunder.

          4.2  No Violation.

               Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereunder will violate any provision of the charter or by-laws of STS or, violate, or be in conflict with, or constitute a default under, any agreement or commitment to which STS is a party, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority.

      5    CONFIDENTIALITY AND NON-DISCLOSURE

           During and after the term of this Agreement, STS shall maintain the confidentiality of and shall not furnish, release, disclose or otherwise make available to third parties, in any form whatsoever, without the prior written consent of MK, any names, addresses,


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

           telephone or telefax numbers, business plans, production processes, financial projections or other information, written or oral (the "Confidential Information"), relating to any joint venture partners, merger/acquisition candidates, securities dealers and market-makers, investment opportunities, or sources of capital made known to STS by MK or whom STS learned of, directly or indirectly, from MK. STS recognizes and acknowledges that the Confidential Information shall be considered the property of MK and that MK has expended considerable time expense in obtaining and developing the Confidential Information.

      6    NON-CIRCUMVENTION

           During and after the term of this Agreement, STS shall not circumvent or attempt to circumvent MK and enter into any agreement or arrangement with any joint venture partners, merger/acquisition candidate, securities dealer or market-maker, investment banking firm, investor or source of capital made known to STS by MK or whom STS learned of, directly or indirectly, from MK.

      7    INJUNCTIVE RELIEF

           In the event of a breach or  threatened  breach of the  provisions of
           Section 5 or Section 6 of this Agreement, STS agrees that MK shall be entitled to an injunction enjoining and restraining such breach or threatened breach and such other remedies as may be available to MK. STS agrees and acknowledges that a breach or threatened breach of the provisions of Section 5 or Section 6 shall cause MK to suffer irreparable damages, including MK's inability to prove specific money damages.

      8    MERGER OF STS

           STS and MK acknowledge and agree that the rights and obligations of the parties in this Agreement shall remain in full force and effect, notwithstanding the merger of STS into another corporation or other business. In such event, it is expressly agreed that the surviving corporation or business of such merger shall be bound by and comply with the terms and conditions of this Agreement, including the compensation payable to MK in Exhibit A.

      9    TERM

           The term of this Agreement shall commence upon execution hereof by STS and MK, and shall continue for a period of 9 months unless terminated sooner by MK or STS upon giving thirty (30) days written notice.

      10   MISCELLANEOUS

           10.1 Amendment and Modification



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               ThisAgreement may only be amended or modified by a writing signed by the party against whom enforcement of any such amendment or modification is sought.

           10.2 Notices.

               Any written notice to be given hereunder by a party to the other party may be effected by personal delivery, facsimile transmission or by mail, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses appearing in the introductory paragraph of this Agreement, but any party may change his address by written notice in accordance with this Agreement. Notices delivered personally or by facsimile transmission shall be deemed to have been given upon actual receipt thereof; mailed notices shall be deemed communicated as of three (3) days after mailing.

          10.3 Assignment.

               This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party without the prior written consent of the other party.

          10.4 Publicity.

               Neither MK nor STS shall make or issue, or cause to be made or issued, any public announcement or other disclosure of this Agreement or the terms and conditions thereof without the prior written consent of the other party; provided, however, this provision shall not apply to any public announcement or other disclosure required to by made by law or by rule or regulation of any federal or state governmental authority, except that the party required to make such public announcement or disclosure shall consult with the other party concerning the timing and content of such public announcement or disclosure before it is made.

          10.5 Governing Law and Venue.

               This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida.

          10.6 Litigation.

               The prevailing party in any litigation relating to the interpretation, application or enforcement of any provision of this Agreement shall be entitled to recover against the other party costs and reasonable attorneys' fees.



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          10.7 Counterparts.

               This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          10.8 Headings.

               The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

          10.9 Entire Agreement.

               This Agreement, including Exhibit A hereto, sets forth the entire agreement of the parties hereto and supersedes any prior agreements or understandings, whether oral or written, between the parties.

          10.10 Further Assistance.

               Each party agrees that it shall from time to time take such further actions and execute such additional instruments as may be reasonably necessary to implement and carry out the intent and purpose of this Agreement.

      IN  WITNESS  WHEREOF,   the  parties  hereto  have  caused  this  Business
Consultant Agreement to be duly executed as of the day and year first above written.

                                            SAFE TRANSPORTATION SYSTEMS, INC.


                                            By:_______________________________
                                            Title:____________________________



                                            MK ASSOCIATES, INC.


                                            By:_______________________________
                                            Title:____________________________

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                                    EXHIBIT A
                                    ---------
                           COMPENSATION PAYABLE TO MK
                           --------------------------

1. If any investor introduced by MK invests directly in BUSINESS either directly or indirectly through one or more intermediaries, then STS shall compensate MK by paying a cumulative finder's fee in accordance with the following schedule, plus all travel and direct expenses shall be compensated to MK approved by STS:

      i) Five percent (5%) of the amount invested by such Investor with respect to ALL amounts pertaining to the Equity Line funding.

      ii) Three percent (3%) of the amount invested by such Investor with respect to ALL amounts pertaining to the Convertible Debenture.

      iii) The fee specified in paragraph 1 shall be due and payable by STS to MK upon STS's receipt of fully available funds from the Investor after any bank clearing periods.



                                   EXHIBIT-A